Pacific Funds

Exhibit to Form 12b-25

Pursuant to Rule 12b-25(c) under the Securities Exchange Act of 1934

Each of the undersigned officers of Pacific Funds (the "Registrant") has read and agrees with the statement in Part III of Form 12b-25 of the Registrant relating to the Registrant's Form N-SAR for the six month period ended September 30, 2002.

/s/ Thomas C. Suttton

Name: Thomas C. Sutton

Title: Trustee and Chairman of the Board of

Trustees (Principal Executive Officer)

/s/ Glenn S. Schafer

Name: Glenn S. Schafer

Title: President and Trustee

/s/ Brian D. Klemens

Name: Brian D. Klemens

Title: Treasurer (Principal Financial and

Accounting Officer)

Dated: November 21, 2002